Exhibit 10.3

Privileged & Confidential

October 19, 2015
Emad Rizk
Chief Executive Officer

Amendment to the Retention and Severance Bonus Agreement
Dear Emad:
This letter amends that certain Retention Bonus and Change of Control Severance Agreement, dated August 12, 2015 (the “Retention and Severance Agreement”) by and between you and Accretive Health, Inc. (the “Company”).
Specifically, Section 2(a) of the Retention and Severance Agreement is hereby amended by replacing (i) “$3,000,000” with “$3,750,000” and (ii) both instances of “$1,500,000” with “$1,875,000”. Additionally, Section 3(a) of the Retention and Severance Agreement is hereby amended by replacing the words “two times” therein with the words “two and one-half times”.
Except as specifically set forth herein, the Retention and Severance Agreement and all of its terms and conditions remain in full force and effect, and the Retention and Severance Agreement is hereby ratified and confirmed in all respects, except that on or after the date of this Amendment, all references in the Retention and Severance Agreement to “this letter agreement,” “Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Retention and Severance Agreement as amended by this letter.

IN WITNESS WHEREOF, the parties hereto have executed this letter agreement effective as of the day and year first written above.
Accretive Health, Inc.

By:_/s/ Daniel A. Zaccardo_____________
Name: Daniel A. Zaccardo
Title: Senior Vice President, General Counsel & Corporate Secretary

Accepted and Agreed:
/s/ Emad Rizk________
Emad Rizk

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